EXHIBIT 10(E)

SECOND AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (the “Amendment”) dated as of July 20, 2004, is made by and among Harrison Street Funding, LLC, as seller (the “Seller”), Church & Dwight Co., Inc., as initial Servicer (the “Servicer”), Market Street Funding Corporation, as Issuer (the “Issuer”), and PNC BANK, NATIONAL ASSOCIATION, as administrator (the “Administrator”).

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to that certain Receivables Purchase Agreement dated as of January 16, 2003, by and among the Seller, the Servicer, the Issuer, and the Administrator (the “Receivables Purchase Agreement”), and desire to waive or amend the terms thereof as set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Definitions.

Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Receivables Purchase Agreement as amended by this Amendment.

2. Waivers Concerning Receivables Relating to the Armkel Business.

A. Recitals.

1. On May 28, 2004, Church & Dwight Co., Inc. purchased the ownership interests (the “Armkel Interest”) in Armkel LLC (“Armkel”) held by Kelso & Company (“Kelso”) and then Armkel was merged into Church & Dwight Co., Inc. (“Church & Dwight”). Prior to such transactions Armkel was an equally owned joint venture formed by Church & Dwight and Kelso. As a result of such transactions, all assets and liabilities of Armkel, including the receivables of Armkel (the “Receivables Relating to the Armkel Business”), are now assets and liabilities of Church & Dwight.

2. Sections 1(j), 2(h) and 2(i) of Exhibit IV (Covenants) of the Receivables Purchase Agreement provide in part that the Seller or Servicer (as applicable) shall: (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or the Originator into one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access not later than three (3) Business Days after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement, and (iii) mark its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the undivided percentage ownership interest with regard to the Purchase Interest relate to such Receivables and related Contracts have been sold in accordance with the Receivables Purchase Agreement.

3. Obligors on the Receivables Relating to the Armkel Business are currently paying amounts due on such receivables into the following lockbox with PNC Bank, National Association (the “PNC Lockbox”): Lockbox a/c box #: 7209, Account Number: 8019331711. Since the date of the Armkel Merger through the date hereof, the Seller and the Servicer have not complied with the requirements of Sections 1(j), 2(h) and 2(i) of Exhibit IV (Covenants) (summarized in paragraph 2 immediately above) with respect to the Receivables Relating to the Armkel Business. Such covenants in part require the Seller and Servicer to instruct the Obligors on such Receivables to make payments thereon into Lock-Box Accounts or post office boxes (described above) and to deposit Collections thereon into such Lock-Box Accounts.

4. The Issuer and the Administrator agree to waive the matters described in paragraph 3 immediately above and related matters, subject to the terms of this Amendment.

B. Waivers.

Subject to the satisfaction of the conditions set forth in this Amendment, the Issuer and the Administrator agree to waive any breaches under the Receivables Purchase Agreement resulting from the failure of the Seller and the Servicer to comply with the covenants contained in Sections 1(j), 2(h) and 2(i) of Exhibit IV (Covenants) (summarized in paragraph 2 of the Recitals above) with respect to the Receivables Relating to the Armkel Business, provided that the Seller and Servicer shall (a) comply with such covenants contained in Section 1(j) and 2(h) of Exhibit IV on and after the date hereof and (b) comply with the covenant contained in Section 2(i) of Exhibit IV on and after August 2, 2004.

3. Amendments of Receivables Purchase Agreement.

(a) The definition of “Facility Termination Date” set forth in Exhibit I of the Receivable Purchase Agreement is hereby amended and restated as follows:

“Facility Termination Date” means the earliest to occur of: (a) July 31, 2007, (b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement, (d) the date that the commitments of the Purchasers terminate under the Liquidity Agreement, and (e) the Issuer shall fail to cause the amendment or modification of any Transaction Document or related opinion as required by Moody’s or Standard and Poor’s, and such failure shall continue for 30 days after such amendment is initially requested.

(b) The definition of “Purchase Limit” set forth in Exhibit I of the Receivables Purchase Agreement is hereby amended and restated as follows:

“Purchase Limit” means from the Closing Date through August 1, 2004, $60,000,000 and from and after August 2, 2004, $100,000,000, as such amount may be reduced pursuant to Section 1.1 (b) of the Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Capital.

(c) The definition of “Specific Dilution Amount” set forth in Exhibit I of the Receivables Purchase Agreement is hereby amended and restated as follows:

“Specific Dilution Amount” means an amount calculated as the product of (a) Specific Dilution Percentage, and (b) the sum of (i) Gross New Receivables in the most recent fiscal month, (ii) the product of (A) the specific dilution horizon factor (“SDHF”) and (B) Gross New Receivables in the fiscal month that is one month prior to the current fiscal month, and (iii) if the Specific Dilution Horizon is greater than 60 days, Gross New Receivables in the fiscal month that is two months prior to the current fiscal month.

SDHF = the lesser of (a) 1.0 and (b) (Specific Dilution Horizon – 30)

                                                                                                      30

(c) The definition of “Specific Dilution Horizon” set forth in Exhibit I of the Receivables Purchase Agreement is hereby amended and restated as follows:

“Specific Dilution Horizon” means an amount equal to the greater of (a) 45 days or (b) an amount computed as of any date of determination equal to the product of: (i) the quotient of (A) the Outstanding Balance of all Pool Receivables as of the beginning day of the most recent fiscal month and (B) the gross collections which are reported by the Servicer as roll forward inputs to the Information Package for the most recent fiscal month ended and (ii) 30.

(d) The following Schedules are hereby amended and restated to read as set forth on the schedules hereto:

Schedule II	Lock-Box Banks And Lock-Box Accounts

4. Conditions of Effectiveness of this Amendment. The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

(a) Establishment of Lock-Box Account. The Seller and the Servicer shall have entered into a Lock-Box Agreement with PNC Bank that is satisfactory to the Administrator. All Obligors on the Receivables Relating to the Armkel Business shall make payments into the PNC Lockbox or any of the other Lock-Box Accounts listed on Schedule II on and after the date hereof. The Seller and the Servicer shall otherwise be in compliance with Sections 1(j) and 2(h) of Exhibit IV (Covenants) and all other provisions if the Receivables Purchase Agreement with respect to the Receivables Relating to the Armkel Business on and after the date the Lock-Box Agreement with PNC Bank referred to in this Section 4(a) is executed.

(b) Lien Search. The Administrator shall have received satisfactory results of a Lien Search on Armkel Seller.

(c) UCC Financing Statements. Any new financing statements, or amendments to financing statements previously filed against the Obligors or the Seller, required to perfect the Liens of the Administrator in the Receivables Relating to the Armkel Business shall have been filed. The Obligors and the Seller hereby authorize the Administrator to prepare and record such financing statements and amendments thereto.

(d) Delivery of Documents. The Seller and the Servicer shall have delivered to the Administrator copies of the purchase and sale agreement Church & Dwight purchased the Armkel Interest and copies of all other documents evidencing the Transactions.

(e) Legal Details; Counterparts. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Administrator, and the Administrator shall have received from the Seller, the Issuer, and the Servicer all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrator.

(f) Fee. The Seller and the Servicer shall have paid the amendment fee described in the separate fee letter dated as of the date hereof.

5. Amendment. The Receivables Purchase Agreement and other Transaction Documents referred to herein and certain of the exhibits and schedules thereto are hereby amended in accordance with the terms hereof and any reference to the Receivables Purchase Agreement or other Transaction Documents in any document, instrument, or agreement shall hereafter mean and include the Receivables Purchase Agreement or such Transaction Document, including such schedules and exhibits, as amended hereby.

6. Force and Effect. Each of the Seller and the Servicer reconfirms, restates, and ratifies the Receivables Purchase Agreement, the Transaction Documents and all other documents executed in connection therewith except to the extent any such documents are expressly modified by this Amendment and each of the Seller and the Servicer confirms that all such documents have remained in full force and effect since the date of their execution.

7. Governing Law. This Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to its conflict of laws principles.

8. Counterparts. This Amendment may be signed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9. Effective Date. This Amendment shall be effective as of and shall be dated as of the date of satisfaction of all conditions set forth in Section 3 of this Amendment.

[SIGNATURES BEGIN ON NEXT PAGE]

[SIGNATURE PAGE 1 OF 3 TO SECOND AMENDMENT TO

RECEIVABLES PURCHASE AGREEMENT]

IN WITNESS WHEREOF and intending to be legally bound hereby, the parties hereto have executed this Amendment as of the date first above written.

HARRISON STREET FUNDING, LLC, as Seller

By:
Name:
Title:

CHURCH & DWIGHT CO., INC., as initial Servicer

By:
Name:
Title:

[SIGNATURE PAGE 2 OF 3 TO SECOND AMENDMENT TO

RECEIVABLES PURCHASE AGREEMENT]

MARKET STREET FUNDING CORPORATION, as Issuer

By:
Name:
Title:

[SIGNATURE PAGE 3 OF 3 TO SECOND AMENDMENT TO

RECEIVABLES PURCHASE AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:
Name:	John Smathers
Title:	Vice President

Schedules

Schedule II	Lock-Box Banks And Lock-Box Accounts